EXHIBIT 99.1

Computational Materials prepared by
Goldman, Sachs & Co.

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FHAMS 2005-AA3 Goldman Sachs

The structure currently posted on Intex Preprice is based on a preliminary loan pool and will be superseded by the final prospectus.

Dealname: gsfhams05aa3
Password: 4b9b

Class A1 is the Conforming Balance 3yr hybrids and Class A3 is the Conforming Balance 5yr hybrids.

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